EXHIBIT 99.1

ORCHID ISLAND CAPITAL ANNOUNCES
JULY 2019 MONTHLY DIVIDEND AND
JUNE 30, 2019 RMBS PORTFOLIO CHARACTERISTICS

•	July 2019 Monthly Dividend of $0.08 Per Share
•	Estimated Book Value Per Share as of June 30, 2019 of $6.63
•	Estimated GAAP net income of $0.07 per share for the quarter ended June 30, 2019, including an estimated $0.15 per share of net realized and unrealized losses on RMBS and derivative instruments
•	Estimated 0.7% total return on equity for the quarter, or 2.9% annualized
•	Estimated 3.9% total return for the six months ended June 30, 2019, or 7.9% annualized
•	Estimated book value, net loss and total return on equity amounts are preliminary, subject to change, and subject to review by the Company’s independent registered public accounting firm
•	RMBS Portfolio Characteristics as of June 30, 2019
•	Next Dividend Announcement Expected August 14, 2019

Vero Beach, Fla., July 17, 2019 - Orchid Island Capital, Inc. (the “Company”) (NYSE:ORC) announced today that the Board of Directors (the “Board”) declared a monthly cash dividend for the month of July 2019. The dividend of $0.08 per share will be paid August 30, 2019 to holders of record on July 31, 2019, with an ex-dividend date of July 30, 2019. The Company plans on announcing its next dividend after the Board’s meeting on August 14, 2019.

The Company intends to make regular monthly cash distributions to its stockholders. In order to qualify as a real estate investment trust (“REIT”), the Company must distribute annually to its stockholders an amount at least equal to 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gain. The Company will be subject to income tax on taxable income that is not distributed and to an excise tax to the extent that a certain percentage of its taxable income is not distributed by specified dates. The Company has not established a minimum distribution payment level and is not assured of its ability to make distributions to stockholders in the future.

As of July 17, 2019, the Company had 56,054,298 shares outstanding. At June 30, 2019, the Company had 54,282,997 shares outstanding. At March 31, 2019, the Company had 49,937,700 shares outstanding.

Estimated June 30, 2019 Book Value Per Share

The Company’s estimated book value per share as of June 30, 2019 was $6.63.  The Company computes book value per share by dividing total stockholders' equity by the total number of outstanding shares of common stock. At June 30, 2019, the Company's preliminary estimated total stockholders' equity was approximately $359.7 million with 54,282,997 shares of common stock outstanding. These figures and the resulting estimated book value per share are preliminary, subject to change, and subject to review by the Company’s independent registered public accounting firm.

Estimated Net Income Per Share and Realized and Unrealized Gains and Losses on RMBS and Derivative Instruments

The Company estimates it generated net income per share of $0.07, which includes $0.15 per share of net realized  and unrealized losses on RMBS and derivative instruments for the quarter ended June 30, 2019.  These amounts compare to total dividends declared during the quarter of $0.24 per share.  Net income per common share calculated under generally accepted accounting principles can, and does, differ from our REIT taxable income.  The Company views REIT taxable income as a better indication of income to be paid in the form of a dividend rather than net income. Many components of REIT taxable income can only be estimated at this time and our monthly dividends declared are based on both estimates of REIT taxable income to be earned over the course of the current quarter and calendar year and a longer-term estimate of the REIT taxable income of the Company. These figures are preliminary, subject to change, and subject to review by the Company’s independent registered public accounting firm.

Estimated Total Return on Equity

The Company’s estimated total return on equity for the quarter ended June 30, 2019 was 0.7%, or 2.9% on an annualized basis. The Company calculates total return on equity as the sum of dividends declared and paid during the quarter plus changes in book value during the quarter, divided by the Company’s stockholders’ equity at the beginning of the quarter.  The total return was $0.05 per share, comprised of dividends per share of $0.24 and a decrease in book value per share of $0.19 from March 31, 2019.

RMBS Portfolio Characteristics

Details of the RMBS portfolio as of June 30, 2019 are presented below. These figures are preliminary and subject to change and, with respect to figures that will appear in the Company’s financial statements and associated footnotes as of and for the quarter ended June 30, 2019, are subject to review by the Company’s independent registered public accounting firm.

•	RMBS Valuation Characteristics
•	RMBS Assets by Agency
•	Investment Company Act of 1940 Whole Pool Test Results
•	Repurchase Agreement Exposure by Counterparty
•	RMBS Risk Measures

About Orchid Island Capital, Inc.

Orchid Island Capital, Inc. is a specialty finance company that invests in Agency RMBS that are either traditional pass-through Agency RMBS or structured Agency RMBS. Orchid Island Capital, Inc. has elected to be taxed as a REIT for federal income tax purposes.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements include, but are not limited to, statements about the Company’s distributions. These forward-looking statements are based upon Orchid Island Capital, Inc.’s present expectations, but these statements are not guaranteed to occur. Investors should not place undue reliance upon forward-looking statements. For further discussion of the factors that could affect outcomes, please refer to the “Risk Factors” section of the Company’s Form 10-K for the year ended December 31, 2018.

RMBS Valuation Characteristics
($ in thousands)
									Realized	Realized
									Jun 2019	Apr - Jun	Modeled	Modeled
					Net			Weighted	CPR	2019 CPR	Interest	Interest
			%		Weighted			Average	(1-Month)	(3-Month)	Rate	Rate
	Current	Fair	of	Current	Average			Maturity	(Reported	(Reported	Sensitivity	Sensitivity
Type	Face	Value	Portfolio	Price	Coupon	GWAC	Age	(Months)	in Jul)	in Jul)	(-50 BPS)(1)	(+50 BPS)(1)
Pass Through RMBS
Post Reset ARM	$1,127	$1,194	0.03%	$105.89	4.78%	5.22%	178	183	0.01%	-	$8	$(7)
Fixed Rate CMO	648,388	674,578	19.12%	104.04	4.26%	4.60%	17	340	16.82%	16.26%	(1,472)	231
15yr 4.0	393,098	417,114	11.83%	106.11	4.00%	4.53%	13	163	10.81%	9.87%	6,431	(6,949)
15yr Total	393,098	417,114	11.83%	106.11	4.00%	4.53%	13	163	10.81%	9.87%	6,431	(6,949)
20yr 4.0	85,617	91,579	2.60%	106.96	4.00%	4.48%	23	213	5.70%	9.06%	1,764	(1,904)
20yr Total	85,617	91,579	2.60%	106.96	4.00%	4.48%	23	213	5.70%	9.06%	1,764	(1,904)
30yr 3.0	259,108	259,206	7.35%	100.04	3.00%	4.29%	2	357	1.77%	3.93%	2,688	(5,110)
30yr 3.5	190,984	197,274	5.59%	103.29	3.50%	4.34%	7	352	10.51%	9.20%	2,736	(4,093)
30yr 4.0	737,254	777,929	22.05%	105.52	4.00%	4.67%	14	345	6.78%	7.37%	8,160	(12,751)
30yr 4.5	133,549	142,020	4.03%	106.34	4.50%	5.07%	15	343	3.37%	10.50%	1,354	(1,843)
30yr 5.0	768,489	838,566	23.77%	109.12	5.00%	5.52%	13	345	12.08%	13.92%	7,110	(9,421)
30yr Total	2,089,384	2,214,995	62.80%	106.01	4.23%	4.93%	12	347	8.23%	8.59%	22,048	(33,218)
Total Pass Through RMBS	3,217,614	3,399,460	96.38%	105.65	4.20%	4.80%	13	320	10.21%	10.86%	28,779	(41,847)
Structured RMBS
Interest-Only Securities	771,931	101,678	2.88%	13.17	3.76%	4.35%	64	252	13.94%	13.10%	(17,614)	18,763
Inverse Interest-Only Securities	209,304	26,118	0.74%	12.48	2.71%	4.86%	59	291	12.06%	11.15%	1,024	(1,834)
Total Structured RMBS	981,235	127,796	3.62%	13.02	3.54%	4.46%	63	260	13.54%	12.68%	(16,590)	16,929
Total Mortgage Assets	$4,198,849	$3,527,256	100.00%		4.05%	4.72%	25	306	10.99%	11.38%	$12,189	$(24,918)

			Interest	Interest
	Average	Hedge	Rate	Rate
	Notional	Period	Sensitivity	Sensitivity
Hedge	Balance	End	(-50 BPS)(1)	(+50 BPS)(1)
Eurodollar Futures	$(457,143)	Dec-2020	$(3,750)	$3,750
Swaps	(1,710,000)	Nov-2021	(22,019)	22,019
5-Year Treasury Future	(165,000)	Sep-2019(2)	(3,803)	3,728
TBA	(125,000)	Jun-2019	(1,162)	2,069
Swaptions	(350,000)	Sep-2024	(305)	2,529
Hedge Total	$(2,807,143)		$(31,039)	$34,095
Rate Shock Grand Total			$(18,850)	$9,177

(1)
Modeled results from Citigroup Global Markets Inc. Yield Book. Interest rate shocks assume instantaneous parallel shifts and horizon prices are calculated assuming constant LIBOR option-adjusted spreads. These results are for illustrative purposes only and actual results may differ materially.

(2)	Five year treasury futures contracts were valued at prices of $118.16 at June 30, 2019. The notional contract value of the short position was $195.0 million.

RMBS Assets by Agency			Investment Company Act of 1940 Whole Pool Test
($ in thousands)			($ in thousands)
		Percentage			Percentage
	Fair	of		Fair	of
Asset Category	Value	Portfolio	Asset Category	Value	Portfolio
As of June 30, 2019			As of June 30, 2019
Fannie Mae	$2,369,632	67.2%	Non-Whole Pool Assets	$1,086,878	30.8%
Freddie Mac	1,154,693	32.7%	Whole Pool Assets	2,440,378	69.2%
Ginnie Mae	2,931	0.1%	Total Mortgage Assets	$3,527,256	100.0%
Total Mortgage Assets	$3,527,256	100.0%

Borrowings By Counterparty
($ in thousands)
			Weighted	Weighted
		% of	Average	Average
	Total	Total	Repo	Maturity	Longest
As of June 30, 2019	Borrowings	Debt	Rate	in Days	Maturity
RBC Capital Markets, LLC	$446,100	13.3%	2.66%	13	7/29/2019
Wells Fargo Bank, N.A.	364,358	10.9%	2.61%	20	8/9/2019
Mirae Asset Securities (USA) Inc.	299,148	9.0%	2.63%	96	12/9/2019
J.P. Morgan Securities LLC	248,438	7.5%	2.61%	130	11/12/2019
ING Financial Markets LLC	231,851	7.0%	2.64%	20	7/31/2019
ABN AMRO Bank N.V.	215,550	6.5%	2.63%	39	8/13/2019
Mitsubishi UFJ Securities (USA), Inc	212,928	6.4%	2.60%	90	11/12/2019
South Street Securities, LLC	176,794	5.3%	2.61%	218	4/9/2020
ASL Capital Markets Inc.	175,577	5.3%	2.61%	60	10/7/2019
Citigroup Global Markets Inc	174,334	5.2%	2.65%	48	9/9/2019
Cantor Fitzgerald & Co	165,541	5.0%	2.62%	44	8/19/2019
ICBC Financial Services LLC	105,687	3.2%	2.62%	43	8/12/2019
ED&F Man Capital Markets Inc	96,365	2.9%	2.62%	63	10/7/2019
Guggenheim Securities, LLC	94,331	2.8%	2.61%	62	9/30/2019
FHLB-Cincinnati	82,294	2.5%	2.69%	1	7/1/2019
Daiwa Securities America Inc.	49,594	1.5%	2.60%	43	8/12/2019
Lucid Cash Fund USG LLC	46,576	1.4%	2.67%	18	7/18/2019
Bank of Montreal	43,030	1.3%	2.67%	41	8/13/2019
Merrill Lynch, Pierce, Fenner & Smith	31,461	0.9%	2.80%	7	7/12/2019
Natixis, New York Branch	28,368	0.9%	2.81%	15	7/15/2019
J.V.B. Financial Group, LLC	24,554	0.7%	2.60%	20	8/15/2019
Lucid Prime Fund, LLC	16,648	0.5%	2.72%	6	7/18/2019
Total Borrowings	$3,329,527	100.0%	2.63%	58	4/9/2020

Contact:

Orchid Island Capital, Inc.
Robert E. Cauley
3305 Flamingo Drive, Vero Beach, Florida 32963
Telephone: (772) 231-1400